Exhibit 10.2

SPECIAL SEVERANCE AGREEMENT AND GENERAL RELEASE
THIS SPECIAL SEVERANCE AGREEMENT AND GENERAL RELEASE ("Agreement") is entered into by and between Enable Midstream Services, LLC (the “Company”) and Paul A. Weissgarber, an individual (hereafter referenced as the "Executive"), and provided to Executive on February 11, 2016 (the “Delivery Date”) with respect to the following:
WHEREAS, Executive will be or has been separated from employment per his resignation with the Company as of February 12, 2016 (the “Termination Date”);
WHEREAS, the Company desires to provide Executive certain benefits upon his separation from employment in recognition of Executive's service to the Company and to make Executive’s transition as smooth as possible;
WHEREAS, Executive desires to receive the benefits described herein in exchange for certain promises and other consideration, including a waiver and general release of all claims against the parties set forth in the Waiver and General Release attached hereto and incorporated herein by reference as Exhibit “A”;
WHEREAS, Executive understands that he has twenty-one (21) days after the Delivery Date to consider this Agreement and understands that he must sign this Agreement (and the Waiver and General Release) by the end of the 21-day period;
WHEREAS, Executive is hereby advised by the Company that he should consult with an attorney prior to signing this Agreement and the Waiver and General Release; and
WHEREAS, Executive desires to sign this Agreement and the Waiver and General Release, and receive benefits as described in this Agreement in exchange for certain promises and other consideration.
NOW, THEREFORE, BE IT RESOLVED, that the Company and Executive, in consideration of the covenants herein set forth, agree as follows:
1.Definitions. For purposes of this Agreement, the following terms shall have the meanings provided below:

a.Affiliate means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contact or otherwise. Notwithstanding the foregoing, the term “Affiliate” with respect to the Company, means (i) OGE Energy Corp. and each of its wholly owned subsidiaries, so long as OGE Energy Corp., or one of its wholly owned subsidiaries, has the power to designate one or more individuals to serve on the Board of Directors of the General Partner (the “Board”), and (ii) CenterPoint Energy, Inc. and each of its wholly owned subsidiaries, so long as CenterPoint Energy, Inc., or one of its wholly owned subsidiaries, has the power to designate one or more individuals to serve on the Board.

b.Agreement means this Special Severance Agreement and General Release, which includes the Waiver and General Release attached hereto as Exhibit “A” and incorporated herein by reference.

Exhibit 10.2

c.Cause: Termination from employment due to unacceptable performance, misconduct, gross negligence, dishonesty, any violation of the policies of the Company, the Partnership, the General Partner, or any Affiliates, or acts detrimental to the Company, the Partnership, the General Partner, or to an Affiliate or to employees, property or the reputation of the foregoing parties as stated in this paragraph as determined in the Company’s sole discretion.

d.General Partner means Enable GP, LLC.

e.LTI means the Enable Midstream Partners, LP Long-Term Incentive Plan.

f.Partnership means Enable Midstream Partners, LP.

g.Person means a “Person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time, and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

h.STI means the Enable Midstream Partners, LP Short Term Incentive Plan, effective January 1, 2014.

i.Subsequent Disqualifying Events mean any of the following events which may occur before or after the Termination Date:

i.
acts which are detrimental or destructive to the General Partner, the Partnership, the Company, or an Affiliate (as determined in the sole discretion of the General Partner, the Partnership, or the Company);

ii.	any breach of the material terms of this Agreement, including but not limited to engaging in any Unauthorized Communication or breach of the confidentiality provisions of this Agreement; and/or

iii.	Executive accepts employment with the Company or an Affiliate prior to signing the Waiver and General Release.

j.Severance Benefit Payment means the sum of the severance benefits payable to Executive as described in Paragraph 4.

k.Signature Date means the date Executive signs and returns this Agreement and the Waiver and General Release.

l.Unauthorized Communication means disclosure, dissemination or duplication of the Agreement (including the Waiver and General Release) and/or any letters accompanying the Agreement by Executive to third parties (other than an Exempt Individual as defined under Paragraph 16) or to the media.

m.Waiver and General Release means the waiver and general release of claims attached hereto as Exhibit “A”.

Exhibit 10.2

2.Work through Termination Date. If Executive has not already been released by the Company as of the Delivery Date, he will continue to faithfully and competently perform his job duties through the Termination Date unless the Company otherwise indicates or is otherwise mutually agreed upon by the Company and Executive. If Executive voluntarily resigns from employment with the Company prior to his Termination Date or is terminated from employment by the Company for Cause, death or any other reason other than by the Company without Cause prior to his Termination Date, the Company’s obligations under this Agreement shall become null and void.

3.Resignation. Effective on the Termination Date the employment relationship between the Company and Executive will be terminated per Executive’s resignation from employment, and the Company will be relieved of Executive’s duties in all respects. Executive resigns from any position as an officer of the Company and if applicable, as a director, officer, manager, partner or similar position of each subsidiary or affiliate of the Company.

4.Severance Benefit Payment. Provided Executive complies with the terms of this Agreement (including the Waiver and General Release), the Company agrees to pay Executive the following severance benefits:

a.A lump-sum cash payment of one year of Executive’s annual base salary equal to $345,000.

b.A lump-sum cash payment equal to $425,100, which represents the approximate value as determined by the Company of (i) one-half of Executive’s new hire award of Restricted Units (as defined under the LTI) granted on January 5, 2015; and (ii) one-third of Executive’s Performance Units (as defined under the LTI) granted on June 1, 2015, calculated at target, and (iii) which represents your share of the Company performance portion of the STI grant as determined by the Company.

c.A lump-sum cash payment of $15,400 to be used for payment of COBRA premiums after the Termination Date.

d.A lump-sum cash payment of $5,000 to be used for outplacement services.

For avoidance of doubt, as of the Termination Date, Executive is not vested in any award under the LTI or STI and forfeits any right to future payment under the LTI and STI, including but not limited to any payment which Executive may otherwise be eligible to receive if continuously employed.

The total payments described in this Paragraph 4 constitute the Severance Benefit Payment. The Severance Benefit Payment shall be reduced by any monies owed by Executive to the Company, the General Partner, and/or the Partnership, including, but not limited to, any overpayments made to Executive by the Company, the General Partner, and/or the Partnership and the balance of any loan by the Company, the General Partner, and/or the Partnership to Executive that is outstanding at the time that the benefits are paid.

5.Payment Form, Time. The Severance Benefit Payment, less applicable withholding, shall be paid in a lump sum no later than 30 days after the Signature Date and expiration of the seven-day revocation period (as described in Paragraph 24), provided that Executive has not revoked his signed Agreement (including the Waiver and General Release) as described below by the close of business on the seventh (7th) day after the Signature Date. The Severance Benefit Payment will not otherwise be “benefit bearing” and will not be considered as compensation for purposes of the Company’s qualified retirement plan(s) or for

Exhibit 10.2

accrual of paid time off or other leaves. Executive represents that this payment constitutes monies to which he would not otherwise be entitled but for this Agreement.

6.Withholding. The Company shall withhold from the Severance Benefit Payment all federal, state, city or other taxes and any other withholding as may be required pursuant to any law or governmental regulation or ruling at the time payment is received.

7.Waiver and General Release. In consideration of the Company’s promises in this Agreement, Executive agrees to execute the Waiver and General Release attached hereto as Exhibit “A” no sooner than his Termination Date and no later than the conclusion of the twenty-first (21st) day after the Delivery Date. By signing this Agreement, Executive is agreeing that once seven (7) days have passed from the date he signs the Waiver and General Release, he will not attempt to revoke or rescind the Waiver and General Release at any time in the future. In addition, Executive is representing that he fully understands the terms of this Agreement and the Waiver and General Release and that he has had an opportunity to seek legal advice regarding the Waiver and General Release under this Agreement, if he desires to do so, before signing these documents. Executive is also representing to the Company that he has not commenced any action or filed any administrative charge or complaint against the Company in regard to his employment between the Termination Date and the date he signs the Agreement and Waiver and General Release.

8.Non-Solicitation. Executive agrees that for a period of six (6) months following the Termination Date, Executive shall not directly solicit the sale of goods, services or a combination of goods and services from any established customers of the Company or its Affiliates. As used in this paragraph, an “established customer” is a customer of the Company or an Affiliate at any time during the one (1) year period prior to the Termination Date who continues to be a customer following the Termination Date, regardless of where the customer is located. Executive further agrees that for a period of one (1) year following the Termination Date Executive shall not solicit, directly or indirectly, actively or inactively, the employees or independent contractors of the Company or its Affiliates to become employees or independent contractors of another person or business.

9.No Right to Re-employment. In consideration of the Company’s promises in this Agreement, Executive agrees that his relationship with the Company, the General Partner, the Partnership, and its successors, and Affiliates has been severed such that the foregoing entities shall have no obligation to reemploy Executive in the future. Executive further agrees that this paragraph represents a valid, non-discriminatory, non-retaliatory reason to decline to consider his application or terminate any employment arrangement contrary to this Agreement.

10.Commitment to Preserve Good Name. Executive agrees that he will not at any time in the future defame, disparage or make statements which could embarrass or cause harm to the Company, the General Partner, the Partnership, an Affiliate, or any successor thereto or the names and reputations of any of their owners, officers and/or directors, to any of their current, former or prospective customers, industry organizations, Executives or contractors, to any governmental or regulatory agency, or to the press or media. Nothing in this paragraph or elsewhere in this Agreement is intended to prevent or prohibit Executive from communicating with the Equal Employment Opportunity Commission (or any government agency), as set out in Paragraph 18 below.

11.Subsequent Disqualifying Events. Notwithstanding anything stated elsewhere in the Agreement, if Executive engages in a Subsequent Disqualifying Event, the Company shall not be obligated to provide any of the severance benefits described in this Agreement, and shall have the right to be immediately reimbursed by Executive for the value of the entire Severance Benefit Payment already provided to Executive

Exhibit 10.2

by the Company under this Agreement. Executive further agrees that in the event he may attempt to revoke, repudiate or rescind this Agreement (including the Waiver and General Release) or engage in any Unauthorized Communication at any time in the future, repayment and reimbursement to the Company for the value of the entire Severance Benefit Payment paid to Executive described in this Agreement shall be a contractual prerequisite to any legal action brought or arbitration sought by Executive in connection with his separation from employment from the Company or otherwise arising out of the employment or other relationship with the Company or an Affiliate.

12.Return of Company Property. Executive agrees that, on or before his Termination Date or such other date as the Company shall instruct, whichever is earlier, he will return all Company property and the originals and all copies of any records, files, computer disc or other materials which contain information about the General Partner’s, the Partnership’s, the Company’s, or an Affiliate’s business.

13.Confidentiality of Information. Executive agrees that, except with the prior written consent of the Company, he will not, at any time after the date of this Agreement, make any independent use of or disclose to any other person or organization any of the Company’s confidential, proprietary information or trade secrets. This shall apply to any information which is of a special and unique value and includes, without limitation, both written and unwritten information relating to operations; business planning and strategies; finance; accounting; costs of providing service; operating and maintenance costs; and pricing matters. This obligation regarding the Company’s confidential, proprietary information or trade secrets is in addition to, but does not replace, any prior agreement between Executive and the Company regarding confidentiality. It shall be a breach of this paragraph for Executive to engage in any Unauthorized Communication.

14.Severability. If any term, provision, covenant or restriction of this Agreement (including the Waiver and General Release) is held by a court of competent jurisdiction or other tribunal to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

15.Arbitration of Disputes. The parties agree that the subject matter of this Agreement relates to interstate commerce.  All disputes, claims or controversies between the Executive and the Company arising out of an alleged breach of this Agreement and any disputes, claims or controversies allegedly not waived and released by the Waiver and General Release attached hereto as Exhibit “A” arising out of the parties' prior employment relationship or otherwise, including without limitation, any claims identified in Paragraph 1 of the Waiver and General Release (which is incorporated herein by reference) shall, to the extent such disputes, claims or controversies relate to the severance benefits under this Agreement, be settled by arbitration as provided herein. This agreement to arbitrate, however, shall not preclude the Company from obtaining injunctive or other equitable relief from a court of competent jurisdiction to prevent on-going breaches of this Agreement or any other on-going obligations the Executive may have to the Company pending arbitration. This agreement to arbitrate shall survive the termination or rescission of this Agreement. All arbitration shall be before a single arbitrator in accordance with the American Arbitration Association’s National Rules for the Resolution of Employment Disputes pertaining to individually-negotiated contracts and shall be undertaken pursuant to the Federal Arbitration Act; provided, however, Executive agrees that he shall have no right or authority for any dispute to be brought, heard or arbitrated as a class or collective action, or in a representative or a private attorney general capacity on behalf of a class of persons or the general public. Unless the parties mutually agree to self-administer the arbitration or to use a different arbitration service, it will be administered by the Dallas, Texas office of the American Arbitration Association. Unless the parties have previously agreed to a different location in a separate, individual employment agreement between the Company and Executive or the parties hereafter mutually agree to another location, any arbitration under this Agreement will be held in Oklahoma City, Oklahoma. The decision of the arbitrator will be enforceable

Exhibit 10.2

in any court of competent jurisdiction. The arbitrator shall have the discretion and authority to award such legal and equitable relief as is appropriate upon the evidence and the applicable law. The arbitrator shall also have the discretion and authority to award costs and attorney fees to the prevailing party or, alternatively, may order each party to bear its/his or her own costs and attorney fees in connection with the arbitration to the extent permitted by applicable law. The parties agree that punitive, liquidated or indirect damages shall not be awarded by the arbitrator except to the extent such damages would have been awarded in a court of competent jurisdiction. Finally, the parties agree that this Paragraph 15 shall supersede the arbitration provisions contained in any separate individual employment agreement signed by Executive and/or any agreement signed by Executive pursuant to any Company policy. To the extent there is any inconsistency between this Paragraph 15 and such agreement(s), the provisions of this Paragraph 15 shall control.

16.Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Oklahoma, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation to the substantive law of another jurisdiction, except as provided in Paragraph 15 regarding arbitration of disputes pursuant to the Federal Arbitration Act, or except as preempted by federal law.

17.Confidentiality. Executive shall not disclose, nor have disclosed, directly or indirectly, the existence of this Agreement or the contents of this Agreement to any person until such time the Company discloses this Agreement as required under applicable law. Executive may disclose the terms of this Agreement to an “Exempt Individual,” which includes: a) his spouse, b) his attorney for purposes of obtaining legal advice, and c) his accountant or other financial advisor for purposes of obtaining tax advice, d) the Equal Employment Opportunity Commission (or any government agency) as more set out in Paragraph 17 below, or e) as otherwise required by law. Executive shall advise any Exempt Individual to whom he makes such disclosure of the confidentiality provisions of this Agreement and any disclosure by such Exempt Individual shall be considered a disclosure by Executive. A violation of this provision would include any disclosure, dissemination or duplication of this Agreement or any documents provided with it, to any third party (except an Exempt Individual) including the media as well as any disclosure or publication via the internet or social media.

18.Government Agencies. This Agreement (including the Waiver and General Release) will not prevent Executive from filing a charge, giving testimony or participating in any investigation conducted by the Equal Employment Opportunity Commission or any duly authorized agency of the United States or any state. However, to the fullest extent permitted by law, Executive is waiving the right to receive any personal monetary recovery or other personal relief should the Equal Employment Opportunity Commission (or any government agency) pursue any class or individual charges in part or entirely on Executive’s behalf. Nothing in this Agreement is intended to prohibit Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. In addition, Executive does not need the prior authorization of the Company to make any such reports or disclosures, nor is Executive required to notify the Company that Executive has made such reports or disclosures. Further,

Exhibit 10.2

nothing in this Agreement prevents or prohibits Executive from communicating with the Equal Employment Opportunity Commission or other government agency.

19.Section 409A. It is intended that this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and after application of all available exemptions, including but not limited to, the “short-term deferral rule” and the “involuntary separation pay plan exception,” and the provisions of this Agreement shall be construed in a manner consistent with that intention. Any provision required for compliance with Section 409A that is omitted from this Agreement shall be incorporated herein by reference and shall apply retroactively, if necessary, and be deemed a part of this Agreement to the same extent as though expressly set forth herein. To the extent Section 409A is determined to apply to this Agreement, any reference to the Executive’s termination of employment will mean a cessation of the employment relationship between the Executive and the Company which constitutes a “separation from service” as determined in accordance with Section 409A. If Executive is deemed on the date of termination to be a “specified employee,” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology, then with regard to any payment or the providing of any benefit made under this Agreement, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, and any other payment or the provision of any other benefit that is required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six-month period measured from the date of Executive’s “separation from service” or (ii) the date of death. On the first day of the seventh month following the date of “separation from service,” or if earlier, on the date of death, all payments delayed pursuant to this subparagraph and Section 409A (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

20.Entire Agreement/Binding Effect. This Agreement (including the Waiver and General Release) contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior policies, practices, communications, agreements and understandings between the parties with respect to its subject matter. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

21.No Admissions. Executive acknowledges that the consideration given by the Company in this Agreement is made solely to facilitate their transition into future employment and for settlement purposes. This Agreement (including the Waiver and General Release) is not an admission by the Company of any wrongdoing, guilt or liability of any kind. The Company acknowledges that, as of the date of this Agreement, it has no knowledge that Executive did not perform his duties at the Company in accordance with applicable law, or that Executive violated any fiduciary duties to the Company.

22.Parties in Interest and Intended Third-Party Beneficiaries.    All provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns, including but not limited to the Company’s predecessors, assigns, successors, parent, sub-parent, members, partnerships, and affiliated companies. The General Partner, the Partnership, and Affiliates are third-party beneficiaries under this Agreement.

23.Acknowledgement of Receipt of Agreement (including Waiver and General Release). Executive acknowledges to the Company that he has received this Agreement and the Waiver and

Exhibit 10.2

General Release (attached hereto as Exhibit “A”) and has had at least twenty-one (21) days after the Delivery Date to consider acceptance of this Agreement and the Severance Benefit Payment provided hereunder in exchange for the Waiver and General Release and Executive’s other promises in this Agreement. Executive represents that he has carefully reviewed the Agreement and the Waiver and General Release and understands them.

24.Acknowledgement of Consideration Time and Opportunity to Seek Counsel. Executive has twenty-one (21) days commencing on the Delivery Date in which to consider whether to enter into this Agreement (and the Waiver and General Release). Both the Agreement and the Waiver and General Release must be executed to receive the Severance Benefit Payment. If this Agreement and the Waiver and General Release are not signed by Executive by the conclusion of the twenty-one (21) day period, then the Agreement (including the Waiver and General Release) becomes void and will have no force or effect. If the Agreement and this Waiver and General Release are signed by Executive prior to the expiration of the twenty-one (21) days, Executive certifies and agrees that the decision is knowing and voluntary and is not induced by the Company through (i) fraud, misrepresentation, or a threat to withdraw or alter the offer, or (ii) an offer to provide different terms in exchange for signing the Agreement and this Waiver and General Release before the end of such twenty-one (21) day period. Executive acknowledges to the Company that he has had sufficient time and opportunity to consider this Agreement and the Waiver and General Release and represents that he is signing this Agreement (and the Waiver and General Release) voluntarily and with full understanding and knowledge of their effects and consequences. Executive further acknowledges that he has had sufficient opportunity to consult with an attorney regarding this Agreement (including the Waiver and General Release) and its effects and consequences before signing the Agreement (and the Waiver and General Release).

25.Acknowledgement of Revocation Rights. Executive acknowledges that he has a right to revoke this Agreement (including the Waiver and General Release) within seven (7) days commencing on the day after the Signature Date and that if he does revoke the Agreement within that seven-day period, this Agreement (including the Waiver and General Release) will be null and void and he will not be eligible for any severance pay or benefits under this Agreement. Any such revocation must be in writing and must be received within the seven-day period following execution of the Agreement. Any revocation must be sent or delivered to Lori Rose, Director of Employee Relations, by facsimile to 405-557-6830 or by regular mail or express mail or private overnight delivery service to Enable Midstream Services, LLC, Attn: Lori Rose, Director of Employee Relations, 211 N. Robinson Ave. #950, Oklahoma City, Oklahoma, 73102. If the Agreement and the Waiver and General Release are timely executed by Executive and not revoked within the seven (7) day revocation period, then the Agreement and the Waiver and General Release will become fully binding upon the Company and Executive.

SIGNATURES CONTAINED ON THE FOLLOWING PAGE

Exhibit 10.2

CAUTION: THIS AGREEMENT AFFECTS IMPORTANT LEGAL RIGHTS AND CONTAINS A WAIVER AND GENERAL RELEASE OF ALL OF EXECUTIVE’S KNOWN AND UNKNOWN CLAIMS. PLEASE READ THIS AGREEMENT AND WAIVER AND GENERAL RELEASE CAREFULLY AND CONSULT WITH AN ATTORNEY BEFORE SIGNING.

“COMPANY”	Enable Midstream Services, LLC, an Oklahoma limited liability company.

By:
Name:
Title:

“EXECUTIVE”	Signature:

Printed Name:
Signature Date:

RETURN THE SIGNED AGREEMENT ALONG WITH THE SIGNED WAIVER AND GENERAL RELEASE TO THE FOLLOWING ADDRESS OR FAX NUMBER ON OR BEFORE TWENTY-ONE (21) DAYS AFTER THE DELIVERY DATE:

Enable Midstream Services, LLC
Attn: Lori Rose, Director of Employee Relations
211 N. Robinson Ave. #150
Oklahoma City, OK 73102
Fax: 405-557-6830

Exhibit 10.2

Exhibit A

WAIVER AND GENERAL RELEASE
1.Scope of Waiver and General Release. In consideration of the severance benefits offered to Executive by Enable Midstream Services, LLC under Executive’s Special Severance Agreement and General Release attached hereto and incorporated herein by reference (the “Agreement”), Executive hereby RELEASES, WAIVES, SETTLES, ACQUITS, and FOREVER DISCHARGES Enable Midstream Services, LLC, Enable Midstream Partners, LP, Enable GP, LLC, Affiliates and each of those entities’ predecessors, successors, affiliates, parents, subsidiaries, partners, members, owners, managers, attorneys, plan administrators, employees, officers, directors and agents (hereafter collectively referred to as the “Enable Parties”) from all claims, debts, demands, obligations, liabilities, suits, liens, rights, offsets, and/or causes of action or other similar items, of whatever nature, for damages or costs of any kind, including but not limited to actual damages, additional damages, exemplary damages, punitive damages, liquidated damages, emotional distress and/or consequential damages, interest, costs of court, and/or attorneys’ fees, alleged upon any legal or equitable theory whatsoever, whether or not previously asserted, whether now known or unknown to Executive, except as set out in Paragraph 2 below.

Executive represents that he or she understands that this Waiver and General Release forfeits all rights to sue the Enable Parties for any reason related to his or her former employment, including but not limited to claims that he or she was discriminated against or harassed because of race, gender, age, religion, national origin, military status, workers’ compensation retaliation claims, FMLA claims, sexual orientation, disability or any other status protected by law. This Waiver and General Release also forfeits all rights to allege that Executive was retaliated against for any reason, or denied any money, benefits, leave, or any other term of employment, or that the Enable Parties breached any contract with Executive (including any alleged employment contract or other prior severance agreements). Further, Executive represents that he or she understands that this Waiver and General Release forfeits any future right to payment under the STI or LTI as of the Termination Date, including any right to payment which Executive may otherwise be eligible to receive if continuously employed and all rights to sue the Enable Parties for any reason related to payments made under the Plan.

This Waiver and General Release includes, but is not limited to, claims arising under express or implied contracts of employment, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Pregnancy Discrimination Act of 1978, the Equal Pay Act, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Uniformed Services Employment and Reemployment Rights Act of 1994 and the Veterans Reemployment Rights Act (all as amended from time to time).  This Waiver and General Release also includes, but is not limited to, any rights Executive may have under the Worker Adjustment and Retraining Act of 1988, the Fair Labor Standards Act, the Family and Medical Leave Act, the Occupational Safety and Health Act, and any other federal, state and/or municipal statutes, orders or regulations pertaining to labor, employment and/or employee benefits. This Waiver and General Release also applies to all tort claims including exposure, “public policy” claims, and to any claims Executive may have against the Enable Parties for fraudulent inducement or misrepresentation, defamation, wrongful termination, infliction of emotional distress, negligent supervision, negligent hiring and retaliation claims in connection with workers’ compensation or alleged “whistleblower” status or on any other basis whatsoever.

Exhibit 10.2

2.Claims that are Not Released. This Waiver and General Release does not waive claims that arise after the date of Executive’s execution of this Waiver and General Release and does not release any claims that may not be released as a matter of law.  This Waiver and General Release does not release claims for benefits promised in the Agreement or the Plan.  This Waiver and General Release will not prevent Executive from doing any of the following:

a.Seeking unemployment compensation, disability insurance, or workers’ compensation benefits from the appropriate agency of the state in which Executive lives and works; or

b.Filing a charge, giving testimony or participating in any investigation conducted by the Equal Employment Opportunity Commission or any other government agency.  However, to the fullest extent permitted by law, Executive is hereby waiving the right to receive any personal monetary recovery or other personal relief should the Equal Employment Opportunity Commission (or other government agency) pursue any class or individual charges in part or entirely on Executive’s behalf.  Executive will not seek, will not be entitled to recover, and agrees to waive any monetary benefits or recovery against the Enable Parties in connection with any such claim, charge or proceeding from any action against the Enable Parties before any federal, state, or local administrative agency or before any federal, state, or local court, for allegations arising up to and through the date of his or her signature on this Waiver and General Release, without regard to who has brought such complaint, lawsuit, or charge.

3.Representation Regarding Pending Claims. Executive represents that, notwithstanding the scope of this Waiver and General Release, he has not filed any claims against the Enable Parties with any court and no such claims are currently pending.

4.Attorneys. Executive represents that he has been advised that the Agreement, including this Waiver and General Release, is a binding legal document with legal consequences, and that he should, within the time limits identified herein, and to the extent he deems necessary, seek competent legal counsel to determine the legal effect of the Agreement.

5.Time for Consideration and Execution. Executive has twenty-one (21) days commencing on the Delivery Date in which to consider whether to enter into the Agreement (and this Waiver and General Release). If the Agreement and this Waiver and General Release is not signed by Executive by the conclusion of the twenty-one (21) day period, then the Agreement (including the Waiver and General Release) becomes void and will have no force or effect. If the Agreement (and this Waiver and General Release) is signed by Executive prior to the expiration of the twenty-one (21) days, Executive certifies and agrees that the decision is knowing and voluntary and is not induced by the Enable Parties through (i) fraud, misrepresentation, or a threat to withdraw or alter the offer, or (ii) an offer to provide different terms in exchange for signing the Agreement and this Waiver and General Release before the end of such twenty-one (21) day period. Additionally, if executed by Executive prior to the expiration of the twenty-one (21) days, Executive will be considered to have voluntarily waived any remaining time otherwise available in which to consider the Agreement and this Waiver and General Release. The parties agree that any changes made to the Agreement and this Waiver and General Release from the version originally presented to Executive, whether those changes are deemed material or non-material, do not extend the twenty-one (21) day period Executive has been given to consider the Agreement.

6.Revocation. For a period of seven (7) days following Executive’s execution of the Agreement and this Waiver and General Release, Executive may revoke the Agreement and this Waiver and General Release for any reason by delivering written notice of such revocation to Lori Rose, Director of Employee

Exhibit 10.2

Relations, by facsimile to 405-557-6830 or by regular mail or express mail or private overnight delivery service to Enable Midstream Services, LLC, Attn: Lori Rose, Director of Employee Relations, 211 N. Robinson Ave. #150, Oklahoma City, Oklahoma, 73102. Executive acknowledges that should he decide to revoke the Agreement (including this Waiver and General Release), the Agreement will be null and void, and he will not be entitled to any severance payments or other benefits provided by the Agreement.

7.Effective Date. Executive acknowledges that the Agreement (including this Waiver and General Release) will not take effect until the seven (7) day revocation period has expired without the Agreement having been revoked. As a result, until the Agreement (including this Waiver and General Release) becomes irrevocable, the Company shall have no obligation to make any of the payments or take any of the other actions required by the Agreement. If the Agreement and this Waiver and General Release are timely executed by Executive and not revoked within the seven (7) day revocation period, then the Agreement and this Waiver and General Release will become fully binding upon the Company and Executive.

CAUTION: THIS AGREEMENT AFFECTS IMPORTANT LEGAL RIGHTS AND CONTAINS A WAIVER AND GENERAL RELEASE OF ALL OF EXECUTIVE’S KNOWN AND UNKNOWN CLAIMS. PLEASE READ THIS CAREFULLY AND CONSULT WITH AN ATTORNEY BEFORE SIGNING.

“EXECUTIVE”	Signature:

Printed Name:
Signature Date:

RETURN THE SIGNED AGREEMENT ALONG WITH THE SIGNED WAIVER AND GENERAL RELEASE TO THE FOLLOWING ADDRESS OR FAX NUMBER ON OR BEFORE TWENTY-ONE (21) DAYS AFTER THE DELIVERY DATE:

Enable Midstream Services, LLC
Attn: Lori Rose, Director of Employee Relations
211 N. Robinson Ave. #150
Oklahoma City, OK 73102
Fax: 405-557-6830